ARTER & HADDEN
                                ATTORNEYS AT LAW

Cleveland                         founded 1843                     Irvine
Columbus                                                           Los Angeles
Dallas                   1801 K Street, N.W./Suite 400K            San Francisco
                          Washington, D.C. 20006-1301

                             202/775-7100 telephone
                             202/857-0182 facsimile



                                                                     Exhibit 8.1


                                 January 8, 1997







         Re:      ContiSecurities Asset Funding Corp.
                  Mortgage Loan Asset-Backed Certificates
                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to ContiSecurities Asset Funding Corp. in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Loan Asset-Backed Certificates (the "Certificates") which you plan to offer in series. Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in Certificates but with respect to those tax consequences which are discussed in our opinion, the description is accurate.

         We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus under the heading "Certain Federal Income Consequences."

                                            Very truly yours,

                                            /s/ Arter & Hadden

                                            Arter & Hadden